UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          -----------------------------

      Date of Report (Date of earliest event reported): September 30, 2005

                           Orthofix International N.V.
             (Exact name of Registrant as specified in its charter)

    Netherlands Antilles              0-19961                      N/A
(State or other jurisdiction    Commission File Number       (I.R.S. Employer
     of incorporation)                                    Identification Number)
                          -----------------------------

                             7 Abraham de Veerstraat
                                     Curacao
                               Netherlands Antilles                N/A
                     (Address of principal executive offices)   (Zip Code)

     Registrant's telephone number, including area code: 011-59-99-465-8525
                          -----------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 8.    Other Events.
              ------------

Item 8.01.    Other Events.

Orthofix International N.V. (the "Company"), announced today that it has reached an agreement to settle litigation between its subsidiary, Novamedix, and Kinetic Concepts, Inc. The case was filed by Novamedix in 1992 and relates to its A-V Impulse foot impulse line of products. Under the terms of the settlement, KCI has agreed to pay Novamedix $75 million by September 30, 2005, and to give Novamedix an option to receive either an assignment of or a license to certain KCI foot pump patent rights. KCI will retain rights in the domestic and international patents and will maintain its PlexiPulse product line going forward. The settlement resolves and settles all claims between the parties relating to this litigation.

         The Company has contractual obligations to distribute a portion of the settlement proceeds to certain former owners of Novamedix and the original patents. Based upon preliminary estimates of these obligations and applicable taxes, the Company expects to retain approximately 50% of the gross settlement amount. The final settlement amount retained by the Company is subject to adjustment based on the difference between its estimated and final contractual obligations.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ORTHOFIX INTERNATIONAL N.V.

                                     By: /s/ Raymond C. Kolls
                                     ---------------------------------
                                     Name:   Raymond C. Kolls
                                     Title:  General Counsel and Corporate
                                               Secretary

Date:  September 30, 2005